Series Number: 1
For period ending: 12/31/13

48)	Investor, A, C & R
First $1 billion 0.900%
Next $1 billion 0.848%
Next $3 billion 0.818%
Next $5 billion 0.798%
Next $15 billion 0.785%
Next $25 billion 0.783%
Over $50 billion 0.782%

Institutional
First $1 billion 0.700%
Next $1 billion 0.648%
Next $3 billion 0.618%
Next $5 billion 0.598%
Next $15 billion 0.585%
Next $25 billion 0.583%
Over $50 billion 0.582%

R6
First $1 billion 0.650%
Next $1 billion 0.598%
Next $3 billion 0.568%
Next $5 billion 0.548%
Next $15 billion 0.535%
Next $25 billion 0.533%
Over $50 billion 0.532%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                             1,402
                                Institutional Class                                             1,770
                                2. Dividends for a second class of open-end company shares
                                A Class                                        -
                                C Class                                        -
                                R Class                                        -
R6 Class                                       13

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.0319
                               Institutional Class                                                      $0.0596
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           -
        C Class                                            -
        R Class                                                      -
        R6 Class                                           $0.0665

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           43,689
                              Institutional Class                                           30,228

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                6,646
                                    C Class                                                                 288
R Class                                15
R6 Class                                253

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $13.82
                                Institutional Class                                $13.81

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $13.78
                                    C Class                                                                 $13.73
R Class                                 $13.79
R6 Class                                $13.80

Series Number: 2
For period ending: 12/31/13

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

R6
0.700%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                           402
                                Institutional Class                                           333
                                2. Dividends for a second class of open-end company shares
                                A Class                                269
           C Class                                96
                                R Class                                105
R6 Class                                1

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.4152
                               Institutional Class                                                      $0.4290
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.3980
        C Class                                            $0.3464
        R Class                                                      $0.3808
        R6 Class                                                      $0.4324

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           1,031
                              Institutional Class                                           813

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                727
                                    C Class                                                                  289
R Class                                 287
R6 Class                                 3

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $9.58
                                Institutional Class                                $9.59

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $9.58
                                    C Class                                                                 $9.55
R Class                                 $9.57
R6 Class                                $9.59